UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2008

DCI USA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31143	22-3742159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 Norman Avenue Brooklyn, New York 11222
(Address of principal executive offices)

(718) 383-4999
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director

On February 18, 2008, the Board of Directors of DCI USA, Inc. (the “Company”) appointed Sami Sassoun as a director.

There are no arrangements or understandings between Sami Sassoun and any other person pursuant to which Mr. Sassoun was selected as a director. Currently, there are no employment agreements or arrangements between the Company and Sami Sassoun. Mr. Sassoun is not a director in any other reporting companies and has not been affiliated with any company that has filed for bankruptcy within the last five years. Sami Sassoun does not have any familial relationships with any other directors or executive officers of the Company. There were no transactions during the last two years, or any proposed transactions, to which the Company was or is to be a party, or in which Mr. Sassoun had or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008

DCI USA, INC. (Registrant)

By:	/s/ Jonathan Rigbi
Name: Jonathan Rigbi Title: Chief Financial Officer